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                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to the  reference  to  our  firm  under  the  caption  "Independent
Accountants" and to the use of our report dated April 16, 2004 in the Registration Statement (Form N-2) of TS&W/Claymore Tax-Advantaged Balanced Fund and its incorporation by reference in the prospectus of TS&W/Claymore Tax-Advantaged Balanced Fund, filed with the Securities and Exchange Commission in Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (File No. 333-112832) and in Amendment No. 3 to the
Registration Statement under the Investment Company Act of 1940 (File No. 811-21515).



                                         /s/ ERNST & YOUNG LLP



Chicago, Illinois
April 26, 2004